EXHIBIT 5.1







                                       October 23, 1998




First Community Bancshares, Inc.
210 East Harriman
Bargersville, Indiana  46106

Ladies and Gentlemen:

         In connection with the issuance and distribution of certain rights and warrants to purchase up to an aggregate of 262,000 shares of common stock, no par value ("Common Stock") of First Community Bancshares, Inc. (the "Company"), and the sale of up to $1,000,000 of 7% Convertible Notes due December 31, 2008 ("Notes"), convertible to an aggregate of 82,644 shares of Common Stock, we have examined the Company's Articles of Incorporation, its By-Laws, applicable resolutions adopted by the Board of Directors of the Company and such other documents and records as we have deemed necessary for the giving of this opinion. We have also examined the Registration Statement on Form SB-2, No. 333-63239 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the rights, warrants and shares of Common Stock and the Notes for issuance, distribution and sale. Based on our examination, we are of the opinion that:

         1. The Company has been duly formed and is validly existing as a corporation under the laws of the State of Indiana with full power and authority to conduct the business in which it is engaged as described in the Registration Statement.

         2. All necessary action has been taken by the Company's Board of Directors to authorize the registration of the Common Stock and the Notes and no action by the Company's shareholders is required.

         3. The Common Stock issuable upon exercise of the rights and warrants, and upon conversion of the Notes, will be validly issued, fully paid and non-assessable when

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              (i) the Registration Statement has become effective and (ii) the shares of Common Stock have been sold and paid for as provided in the Registration Statement.

         4. The Notes will be binding obligations of the Company when (i) the Registration Statement has become effective and (ii) the Notes have been sold and paid for as provided in the Registration Statement.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement.



                                       Very truly yours,



                                       Henderson, Daily, Withrow & DeVoe